Exhibit 14.1




                          Consent of Independent Auditors




      The Board of Trustees
      Independence One Mutual Funds:


      We consent to the use of our report dated June 8, 2001, relating to the financial statements of the Independence One Michigan Municipal Cash Fund, a portfolio of the Independence One Mutual Funds, which is incorporated by reference in this Prospectus/Proxy Statement.


                                                /s/ KPMG LLP

      Boston, Massachusetts
      March 19, 2002


Exhibit 14.2



              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information dated December 31, 2001 of the Michigan Municipal Cash Trust, a portfolio of the Money Market Obligations Trust, and to the incorporation by reference of our report dated December 7, 2001 with respect to the financial statements and financial highlights included in the October 31, 2001 Annual Report to Shareholders, which Prospectus, Statement of Additional Information, and Annual Report to Shareholders are incorporated by reference in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of Money Market Obligations Trust.



                                          ERNST & YOUNG LLP

Boston, Massachusetts
March 19, 2002